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                                  EXHIBIT 21.0

             SUBSIDIARIES OF CALIFORNIA COMMUNITY BANCSHARES, INC.



             NAME                                    STATE OF INCORPORATION
             ----                                    ----------------------

             Placer Capital Co.                      California

             Bank of Orange County                   California

             CalWest Bank                            California

             Sacramento Commercial Bank              California
             (as of March 1, 2000)